United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 17, 2022

Date of Report (Date of earliest event reported)

A SPAC I Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-41285	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 39, Marina Bay Financial Centre Tower 2 10 Marina Boulevard, Singapore 018983	n/a
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +(65) 6818 5796

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, with no par value, three-fourths of one redeemable warrant and one right to receive one-tenth of one Class A ordinary share	ASCAU	The Nasdaq Capital Market LLC
Class A ordinary shares included as part of the units	ASCA	The Nasdaq Capital Market LLC
Rights included as part of the units	ASCAR	The Nasdaq Capital Market LLC
Warrants included as part of the units	ASCAW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously disclosed on a Current Report on Form 8-K dated February 18, 2022, on February 17, 2022, the Company consummated the IPO of 6,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share (“Ordinary Share”), three-fourths (3/4) of one redeemable warrant (“Warrant”), and one right (“Right”) to receive one-tenth of one Ordinary Share upon the consummation of an initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $60,000,000. The Company granted the underwriters a 45-day option to purchase up to 900,000 additional Units to cover over-allotments.

As of February 17, 2022, a total of $60,600,000 of the proceeds from the IPO and the private placement consummated simultaneously with the closing of the IPO were deposited in a trust account established for the benefit of the Company’s public shareholders.

An audited balance sheet as of February 17, 2022 reflecting receipt of the proceeds upon consummation of the IPO and the private placement is included with this report as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Balance Sheet dated February 17, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2022

A SPAC I ACQUISITION CORP.

By:	/s/ Claudius Tsang
Name:	Claudius Tsang
Title:	Chief Executive Officer and Chief Financial Officer